UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2023

;

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On May 4, 2023, the Board of Directors (the “Board”) of Ecolab Inc. (“Ecolab” or the “Company”) approved and adopted Amended and Restated By-Laws of the Company (as so amended and restated, the “By-Laws”), that became immediately effective. The amendments to the By-Laws include:

●	updates to align with and conform to changes in the Delaware General Corporation Law (the “DGCL”), including, without limitation, to:
○	clarify adjournment procedures in accordance with Section 222 of the DGCL for giving notice of adjourned stockholder meetings to address the adjournment of virtual meetings;
○	revise the requirement regarding the availability of stockholder lists to align with Section 219 of the DGCL; and
○	align the requirements for stockholders to consent to corporate action without a meeting to Section 228 of the DGCL;
●	clarify the number of directors required to constitute a quorum of the Board as provided for under Delaware law;
●	opt into Section 141(c)(2) of the DGCL with respect to the authority of Board committees;
●	revisions to require the same or comparable information and disclosures relating to stockholders’ director nominees under the advance notice provisions as required under corresponding provisions in the By-Laws’ existing proxy access provisions, including a requirement to provide completed and signed questionnaires;
●	amendments to the procedural and disclosure requirements for stockholders intending to nominate directors or propose other business (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at annual or special meetings of stockholders, including without limitation, to:
○	clarify that the number of nominees that a stockholder may nominate shall not exceed the number of directors to be elected at the meeting;
○	provide additional examples of the types of financial transactions involving the Company’s equity securities that a stockholder is required to disclose;
○	clarify that certain informational requirements applicable to stockholders that are entities also encompass individuals who directly or indirectly control such entities (but not passive investors in such entities);
○	require any stockholder submitting a nomination notice to make a representation and applicable confirmation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with Rule 14a-19 of the Exchange Act (i.e., the “universal proxy card” rules) and to provide evidence that the stockholder has complied with such requirements;
○	require any stockholder submitting a proposal of other business to make a representation and applicable confirmation as to whether such stockholder intends to solicit proxies from at least the percentage of the Company’s voting shares required under applicable law to carry the proposal;
○	clarify that a failure to provide such disclosure or comply with such requirements will result in a stockholder’s nomination or proposal of other business being disregarded;
●	revisions to clarify the majority of votes cast voting standard for the election of directors (unless the number of nominees exceeds the number of directors) and on matters other than the election of directors;
●	requiring that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
●	amendments to the indemnification provisions, including:
○	providing that the Company shall advance the payment of expenses to any person entitled to indemnification under the By-Laws;
○	acknowledging that if a claim under the indemnification and expense advancement provisions of the By-Laws is not paid in full by the Company after a certain time period, the indemnified person may bring suit against the Company to recover the unpaid amount of the claim; and
○	providing that the Company may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the same extent that such rights are granted to directors and officers of the Company;

●	revisions to clarify the ability of the presiding officer of a stockholders’ meeting to prescribe rules and regulations for the conduct of a stockholders’ meeting; and
●	deleting outdated references, adding gender-neutral terms and making technical and conforming revisions and clarifications.

The foregoing summary is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated in this Item 5.03 by reference.

Item 8.01 Other Events.

The Description of Securities attached hereto as Exhibit 4.1 is filed for the purpose of updating the description of the Company’s common stock, $1.00 par value per share as a result of the amendments to the By-Laws described above in Item 5.03. The Description of Securities modifies and supersedes any prior description of the common stock of the Company in any registration statement or report filed with the Securities and Exchange Commission (the “SEC”) and will be available for incorporation by reference into certain of the Company’s filings with the SEC pursuant to the Securities Act of 1933, as amended, the Exchange Act, and the rules and forms promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	By-Laws of Ecolab Inc.

4.1	Description of Securities

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLAB INC.

Date: May 4, 2023	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary